EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Coca-Cola Enterprises Inc. Agreement dated as of December 18, 1990 by and between Coca-Cola Enterprises Inc. and Johnnetta B. Cole of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of Coca-Cola Enterprises Inc. included in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission



                                   ERNST & YOUNG


Atlanta, Georgia
July 29, 1994